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                                    REVOLVING NOTE


                                                                 January 5, 1998

     FOR VALUE RECEIVED, BRANDYWINE REALTY TRUST, a Maryland real estate investment trust and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (collectively, the "Borrowers") hereby, jointly and severally, promise to pay to the order of NATIONSBANK, N.A. (the "Lender"), at the office of NationsBank, N.A. (the "Administrative Agent") as set forth in that certain Amended and Restated Credit Agreement dated as of January 5, 1998 among the Borrowers, the Subsidiaries of the Borrowers as Guarantors, NationsBank, N.A., as Administrative Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrowers under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

     The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees. The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under this Revolving
Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

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IN WITNESS WHEREOF, the Borrowers have caused this Revolving Note to be executed as of the date first above written.

                         BRANDYWINE REALTY TRUST, a Maryland
                         real estate investment trust

                         By:
                            --------------------------------------------------
                              Name:     Gerard H. Sweeney
                              Title:    President and Chief Executive Officer


                         BRANDYWINE OPERATING PARTNERSHIP, L.P.,

                         By: Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

                              By:
                                 ---------------------------------------------
                                   Name:     Gerard H. Sweeney
                                   Title:    President and Chief Executive
                                             Officer